Exhibit 10.15

Loan agreement

Party A: Anhui Renrenjia Solar Energy Co., Ltd.

Party B: Anhui Haishuai Electronic Manufacture Co., Ltd

Both parties agreed upon the following terms.

1.	Purpose of the loan

The money borrowed from Party A will be used to maintain company’s normal daily operation.

2.	Loan amount and repay schedule

Party B borrows 13.5 million RMB from Party A, must be paid back before Jan 1st, 2013.

3.	Term of the loan

The term of the loan is from Jan 1st, 2012 to Dec 31, 2012.

4.	Party B shall pay back the loan and interests according this agreement. After Party B pay back the loan in full, party A shall return this agreement to party B.

5.	Interests

The interest rate for this loan is 1.5% per month, if party B does not pay back the loan on time, the unpaid amount will be charged addition 0.5% interest per month.

6.	Rights and obligations

Party A has the right to supervise the use of this loan, and value the pay back ability of Party B, party B shall provide all necessary documents if needed. If Party B uses the loan not according to this agreement, party A has the right to collect the remaining loan interest penalty.

7.	Promise terms

1)	Party B voluntarily use real estate as mortgage for this loan, if party B can’t pay back the loan on time, party A has the right to dispose the mortgage.
2)	Party B has to use the loan according to this agreement.
3)	Party B shall pay back the loan and interest according to this agreement.

8.	Enforcement terms and payback time

1)	Both parties confirm that after signing this agreement, this agreement will be entitled for enforcement power.
2)	The deadline for this loan is Jan 1st, 2013. Party B accepts the enforcement execution by the people court if the loan is past due.

9.	Settlement solutions

Both parties shall seek negotiator to solve the conflicts occurred during the term of this agreement. If the conflicts cannot be settled by the negotiator, either party can institute a law suit to the people’s court.

10.	The agreement will be in effect upon signature and stamp by both parties, each party holds one copy of this agreement.

11.	Other unsettled issues not mentioned in this agreement shall be executed according to the contract law of the People’s Republic of China.

Party A: Anhui Renrenjia Solar Energy Co., Ltd.

/s/ Anhui Renrenjia Solar Energy Co., Ltd.
(corporate chop)

Date: Jan 1st, 2012

Party B: Anhui Haishuai Electronic Manufacture Co., Ltd.

/s/ Anhui Haishuai Electronic Manufacture Co., Ltd.
(corporate chop)

Date: Jan 1st, 2012